Exhibit 99.1

                 Forward Air Corporation Announces Two
 Million Share Repurchase Authorization and Declaration of Quarterly
                            Cash Dividend

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 31, 2007--Forward Air Corporation (NASDAQ:FWRD) today announced that its Board of Directors has approved a stock repurchase program for up to two million shares of the Company's common stock. This repurchase authorization is in addition to the approximately 634,000 shares remaining for repurchase under the Company's 2005 stock repurchase program.

    The amount and timing of any repurchases will be at such prices as determined by management of the Company. Share repurchases may be commenced or suspended from time to time for any reason. The Company currently has approximately 29.5 million shares of common stock outstanding.

    Additionally, the Company today announced that its Board of Directors has declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 30, 2007, and is expected to be paid on September 14, 2007.

    This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.28 per share of common stock, payable in quarterly increments of $0.07 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Forward Air Corporation
             Rodney L. Bell, 423-636-7000
             rbell@forwardair.com